EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the use in the Form 10-KSB of L. Air Holding Inc. (formerly Superior Networks, Inc.) of our Auditors’ Report, dated February 12, 2002, relating to the balance sheet of L. Air Holding Inc. (formerly Superior Networks, Inc.) as at November 30, 2001, and the related statements of stockholders’ equity, earnings and cash flows for the year ended November 30, 2001.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Vancouver, Canada

March 17, 2003	Chartered Accountants